Exhibit 1
SAMARNAN

INVESTMENT CORPORATION
MID-YEAR REPORT

FOR THE SIX MONTHS ENDED JUNE 30, 2009
SAMARNAN INVESTMENT CORPORATION
P.O. Box 651 / Cleburne, Texas 76033-0651

SAMARNAN INVESTMENT CORPORATION
Report of Shareholder’s Meeting of April 21, 2009
The Annual Meeting of Shareholders of Samarnan Investment Corporation was held on April 21, 2009 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF&Co. L.L.P. as the independent certified public accountants for the Company for the current year. The results of voting on these matters are shown below: Total Shares outstanding: 1,201,768
Proposal

	For	Against	Withheld
(1) Election of Directors
Nancy Walls Devaney	1,172,958	-0-	-0-
Joseph Monteleone	1,172,958	-0-	-0-
Martha Walls Murdoch	1,172,958	-0-	-0-
Steve Sikes	1,172,958	-0-	-0-
Roland Walden	1,172,958	-0-	-0-
George S. Walls, Jr.	1,172,958	-0-	-0-
Tolbert F. Yater, III	1,172,958	-0-	-0-

	For	Against	Abstain
(2) Ratification of CF&Co. L.L.P.	1,172,957	1	-0-
Directors and Officers Compensation
     During the six months ended June 30, 2009, the Company paid its directors as regular compensation $5,600 ($400 per meeting attended) and $10,000 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm’s accounting services. No other fees or compensation were paid by the Company to any director or officer or their affiliates during such six month period.
Purchase and Sales of Investment Securities
     The Company’s purchase of investment securities in its portfolio during the six months ended June 30, 2009, totaled $1,654,980 and sales of its securities during the period totaled $1,229,797. Total investments at June 30, 2009 were $16,037,61.
Report of the Special Meeting of Shareholders of July 21, 2009
A Special Meeting of the Company’s shareholders was held on July 21, 2009 for the purpose of considering and voting upon a resolution by shareholders to dissolve the Company and to adopt a Plan of Liquidation and Dissolution for the Company (the “Plan”). The results of voting on this resolution were as follows:

For	Against	Abstain
1,164,437	3,192	-0-
The affirmative vote for the resolution to dissolve the Company and adopt the Plan by the holders of 96.9% of the Company’s 1,201,768 outstanding shares of Common Stock was in excess of the two-thirds (66.67%) vote required under Texas law. Accordingly, the Company’s Board of Directors has authorized the Company’s officers to begin to take such actions as may be necessary to dissolve the Company pursuant to the Plan.

SAMARNAN INVESTMENT CORPORATION
Statement of Assets and Liabilities
Unaudited
June 30, 2009

Assets:
Cash	$1,026,146
Investment in securities at fair value (identified cost $15,974,226)	16,039,461
Accrued dividends receivable	10,745
Accrued interest receivable	150,688

Total Assets	17,227,040

Liabilities:
Advisory fees payable	18,928
Other accounts payable	5,568

Total Liabilities	24,496

Net Assets	$17,202,544

Analysis of net assets:
Capital shares — authorized 2,000,000 shares of $1 par value; outstanding 1,201,768 shares	$1,201,768
Net realized gains of $4,107,984 less accumulated distributions of $4,582,723	(474,739)
Unrealized appreciation of investments	65,235
Undistributed net investment income	603,971
Retained earnings at April 29, 1978, commencement of operations as an investment company	15,806,309

Net assets (equivalent to $14.31 per share based on 1,201,768 shares of capital stock outstanding)	$17,202,544

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
June 30, 2009

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks — 32.42%
Materials and Processing — 1.40%
Eastman Chemical Co.	3,000	$113,700
URS Corp (1)	2,566	127,068
Producer Durables — 2.22%
AGCO Corp (1)	4,500	130,815
Raytheon Co.	2,500	111,075
United Technologies, Corp.	2,700	140,292
Consumer Discretionary — 3.76%
McDonald’s Corp	2,200	126,478
Nike Inc.	2,300	119,094
BJ’s Wholesale Club Inc.(1)	3,900	125,697
Tupperware Brands Corp	6,100	158,722
Wal-Mart Stores	2,400	116,256
Consumer Staples — 2.69%
Colgate-Palmolive Co.	3,000	212,220
Dr. Pepper Snapple Group, Inc(l)	6,000	127,140
Molson Coors Brewing Co	2,900	122,757
Health Care-3.75%
CVS / Caremark Corp.	4,000	127,480
Dentsply Intl Inc.	4,200	128,394
Johnson & Johnson	2,200	124,960
Universal Health Services	2,900	141,665
Wyeth	2,700	122,553
Other Energy — 1.91%
Apache Corporation	1,306	94,228
Plains Exploration(1)	4,200	114,912
Cabot Oil & Gas	3,900	119,496
Integrated Oils — 1.64%
Conoco / Phillips	2,700	113,562
Exxon Mobil Corp	2,400	167,784
Financial Services — 5.83%
Axis Capital Holdings	5,100	133,518
Commerce Bancshares Inc.	4,000	127,320
Travelers	3,200	131,328
Lazard Ltd.	4,300	115,756
JP Morgan Chase & Co.	4,388	149,675
PNC Financial Services Group	2,800	108,668
Wells Fargo	4,800	116,448
Willis Group Holdings Ltd.	4,700	120,931
Technology — 4.90%
IBM	1,500	156,630
Cisco Systems(1)	6,600	123,090
Microsoft Corp.	6,000	142,620
Oracle Corp.	6,600	141,372
Sybase, Inc.(1)	5,000	156,700
Total Sys Svcs	9,100	121,849

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
June 30, 2009

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks — 32.42%, continued
Utilities — 2.90%
Exelon Corporation	2,500	$128,025
Dominion Resources Inc.	3,800	126,996
P G & E Corp.	3,100	119,164
A T & T Inc.	5,000	124,200
Auto & Transportation — .71%
Alexander & Baldwin	5,200	121,888
Multi-Sector Companies — .72%
ITT Corporation	2,800	124,600

Total Common Stocks (cost $5,690,846)		$5,577,126

Real Estate Investment Trusts — 1.49%
Residential — .35%
Avalonbay Communities, Inc.	513	$28,697
Equity Residential Property Sh Ben Int	1,400	31,122
Retail — .32%
Simon Property Group Inc.	514	26,435
Weingarten Realty Investors	2,000	29,020
Healthcare — .17%
Health Care Property Investors, Inc.	1,400	29,666
Industrial/Office — .17%
Boston Properties Inc.	600	28,620
Self Storage — .15%
Public Storage	400	26,192
Diversified — .16%
Vornado Realty TR Sh Ben Int	612	27,558
Specialty — .17%
Rayonier	800	29,080

Total Real Estate Investment Trusts (cost $265,484)		$256,390

Preferred Stock — .70%
Utilities — .70%
Comcast Corp 7%	5,300	121,105

Total Preferred Stock (cost $113,290)		$121,105

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
June 30, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 58.62%
ARKANSAS — .15%
Springdale AK Sales & Use Tax
4.000% due 7/1/16	25,000	$25,254
CALIFORNIA — 1.97%
Long Beach Calif
5.000% due 5/1/13	300,000	338,115
COLORADO — 3.71%
Colorado Ed. & Cultural
6.875% due 12/15/10	250,000	272,558
Colorado Ed. & Cultural
5.250% due 04/01/11	35,000	34,669
Colorado Ed. & Cultural
5.750% due 06/01/11	100,000	108,118
High Plains Met Dist.
4.375% due 12/01/15	230,000	223,558
DISTRICT OF COLUMBIA — 1.48%
Washington DC Convention CTR
5.000% due 10/01/16	250,000	253,925
FLORIDA — 2.57%
Florida St Mun Pwr Agy Rev
5.250% due 10/01/18	300,000	316,830
Tampa, FL Rev
5.000% due 04/01/18	145,000	125,377
GEORGIA — 2.52%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	266,415
Summerville, GA Pub
5.000% due 01/01/11	75,000	79,403
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	86,955
ILLINOIS — 10.10%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	53,657
Illinois Dev Fin Auth
5.700% due 07/01/12	155,000	153,786
Illinois Fin Auth Rev
4.000% due 07/01/13	200,000	208,992
Illinois Fin Auth Rev
4.500% due 07/01/15	125,000	130,599
Illinois Fin Auth Rev
5.000% due 08/01/16	450,000	482,904
Chicago Housing
5.000% due 07/01/12	200,000	215,918
Illinois Health Fac. Auth
6.000% due 02/15/11	225,000	225,155

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
June 30, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 58.62%, continued
ILLINOIS — 10.10% (cont.)
Maywood, IL
5.500% due 01/01/11	250,000	$266,515
INDIANA — 1.44%
Munster, IN
4.300% due 01/15/12	100,000	105,029
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	142,049
LOUISIANA — 1.55%
Louisiana St Untld. G.O.
5.000% due 07/15/11	250,000	266,507
MARYLAND — .83%
Baltimore Convention Center
5.000% due 09/01/14	150,000	142,849
MINNESOTA — 7.89%
Marshall MN Med.
5.450% due 11/01/18	250,000	244,447
Minnesota St.
5.000% due 09/15/18	180,000	185,611
Minnesota St. Higher
5.250% due 10/1/19	100,000	105,171
Minnesota St. Higher Ed Facs
5.500% due 5/01/23	200,000	187,818
University Minn
5.750% due 7/1/18	400,000	483,276
Woodbury Minn Partn
4.600% due 2/1/26	150,000	151,315
MISSOURI — 2.80%
Clay Cnty Mo Reorg Sch Dist
5.000% due 3/1/15	300,000	338,793
Missouri St. Environmental Impt
5.000% due 1/1/11	135,000	143,215
MONTANA — 1.76%
Montana St. Dept Transn Rev
5.000% due 6/1/20	285,000	302,613
NORTH DAKOTA — 2.02%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	348,021
OKLAHOMA — .60%
Pottawatonie County
5.000% due 09/01/10	100,000	103,260
PENNSYLVANIA — 4.65%
Latrobe IDA St. Vincent
5.375% due 05/01/13	215,000	227,943

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
Unaudited
June 30, 2009

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds — 58.62%, continued
PENNSYLVANIA — 4.65% (cont.)
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	$236,475
Pennsylvania St. Higher Ed.
4.250% due 05/01/13	350,000	335,436
SOUTH DAKOTA — 1.05%
South Dakota St. Health
4.500% due 04/01/12	175,000	179,797
TEXAS — 7.00%
Austin, Tex Pub/Impt
4.750% due 9/1/20	100,000	103,153
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	120,000	114,848
Burkburnett Ltd. G.O.
6.000% due 02/15/10	125,000	128,624
Eagle Mtn & Saginaw TX ISD
0.0% due 8/15/19	250,000	164,287
Northside Tex Indpt Sch Dist
5.000% due 2/15/18	125,000	133,901
Sienna Plantation Levee Impt/TX
5.000% due 9/01/18	100,000	98,909
Sienna Plantation Levee Impt/TX
5.000% due 9/01/19	100,000	97,508
Tarrant Cnty TX Cultural Ed Facs Fin
5.000% due 11/15/10	100,000	101,220
Temple TX Util. Sys. Rev.
4.250% due 08/01/15	250,000	262,310
UTAH — 1.27%
Salt Lake Cnty Westminster College
4.500% due 10/01/14	230,000	218,436
WASHINGTON — 1.71%
Kent Wash Loc Impt Dist
4.650% due 12/15/19	300,000	293,919
WISCONSIN — 1.57%
Douglas Cnty Wisconsin
5.000% due 2/1/17	250,000	269,397

Total Municipal Bonds (cost $9,904,605)		$10,084,840

Total (cost $15,974,226)		$16,039,461

NOTE: Percentages indicated are based on net assets of $17,202,544 at June 30, 2009.

(1)	Indicates non-income producing security.

SAMARNAN INVESTMENTS CORPORATION
Statement of Operations
Unaudited
Six Months Ended June 30, 2009 and 2008

	2009	2008
Investment income:
Interest	$234,104	$253,345
Dividends	81,416	87,434

Total income	315,520	340,779

Expenses:
Advisory fees	36,311	45,280
Legal and professional fees	64,753	29,640
Audit fee	30,000	30,700
Directors fees	5,600	5,200
Custodian fees	6,000	6,000
Administrative fees	11,086	9,475
Office and printing supplies	2,735	2,244

Total expenses	156,485	128,539

Net investment income	159,035	212,240

Realized and unrealized gain (loss) on investments:
Realized gain from securities transactions:
Proceeds from sales	1,229,797	2,479,885
Cost of securities sold, net of amortization of bond premiums	1,530,287	2,229,236

Net realized gain (loss)	(300,490)	250,649

Unrealized appreciation (depreciation) of investments:
Beginning of period	(364,532)	2,085,338
End of period	65,235	1,444,205

Increase in unrealized depreciation on investments	429,767	(641,133)

Net realized and unrealized gain (loss) on investments	129,277	(390,484)

Net increase (decrease) in net assets resulting from operations	$288,312	$(178,244)

Total expenses as a percentage of total investment income	49.6%	37.7%

SAMARNAN INVESTMENT CORPORATION
Statement of Changes in Net Assets
Unaudited
Six Months Ended June 30, 2009 and 2008

	2009	2008
Investment activities:
Net investment income	$159,035	$212,240
Net realized gain (loss) from security transactions	(300,490)	250,649
Increase (decrease) in unrealized appreciation of investments	429,767	(641,133)

Net increase (decrease) in net assets from operations	288,312	(178,244)

Dividends and distributions to shareholders:
Net investment income	216,318	(96,141)
Capital gains	0	0

Decrease in net assets from dividends and distributions to shareholders	216,318	(96,141)

Increase (decrease) in net assets	71,994	(274,385)

Net assets:
Beginning of period	17,130,550	19,710,128

End of period	$17,202,544	$19,435,743

SAMARNAN INVESTMENT CORPORATION
P.O. Box 651 / Cleburne, Texas 76033-0651/ Tel: 817.645-2108

BOARD OF DIRECTORS	LEGAL COUNSEL
Nancy Walls Devaney	Richard S. Whitesell, Jr.
Joe Monteleone	4501 Lorraine Avenue
Martha Walls Murdoch	Dallas, Texas 75205
Steve Sikes
Roland Walden	INDEPENDENT AUDITORS
Sam Walls	CF & Co., L.L.P..
Tommy Yater	14175 Proton Road
Dallas, Texas 75244

OFFICERS
Sam Walls, President	INVESTMENT ADVISERS
Nancy Devaney, Vice President	Voyageur Asset Management Inc.
Jerry Wheatley, Secretary/Treasurer	Suite 2300
100 South FifthStreet,
Minneapolis, Minnesota 55402
CUSTODIAN
Westwood Trust
200 Crescent Court, Suite 1200	Westwood Management Corp.
Dallas, Texas 75201	200 Crescent Court, Suite 1200
Dallas, Texas 75201

CHANGE OF ADDRESS	REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held in your name) with questions regarding your account such as change of address or lost certificates should contact the stock registrar as shown at the right. Also see address change forms at www.samarnan.com or www.stctransfer.com	Securities Transfer Corporation 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034 Telephone: 469.633-0101 Fax: 469.633-0088
SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.
Copies of the Company’s most recent Annual Report to Shareholders and this Mid-Year Report to Shareholders are available online at www.samarnan.com or upon written request to the Secretary at the Company’s mailing address shown above.

SAMARNAN INVESTMENT CORPORATION
P.O. Box 651/ Cleburne, TX 76033-0651/ Tel: Sam Walls, Pres. 817-645-2108
SHAREHOLDER CHANGE OF ADDRESS
Please keep your address current
     To change the mailing address for receipt of Liquidation Distributions and Dividend Checks, annual IRS Form 1099 and other important communications, registered shareholders (shares held in your name), may complete the information shown below. For multiple accounts, this page may be copied.
REGISTERED NAME -as it appears on the mailing label or dividend check

CURRENT ADDRESS: (attach mailing label if available)

state	zip

NEW ADDRESS:

state	zip

Mail To:	Samarnan Investment Corporation
c/o Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
	Frisco, TX 75034	Or Fax To: (469) 633-0088
Notice:
Stock Transfer Books Closed as of July 21, 2009 Please keep your address current Pursuant to Section 7 of the Plan of Liquidation and Dissolution adopted by shareholders at the Special Meeting of Shareholders held on July 21, 2009, (the “Effective Date” of the plan), the certificates representing shares of the Company’s Common Stock are no longer assignable or transferable on the books of the Company, except such assignments or transfers may be recorded on the Company’s books subsequent to the close of business on the Effective Date (July 21, 2009) as the result of assignments by will, intestate succession or operation of law.
Beneficial Shareholders (Shares held in the name of a brokerage firm or other financial institution) should contact your account representative with any address change information.
[Please retain this page for future use as needed]